Exhibit 10.17

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of October 6, 2011, by and among (a) (i) GOLD HILL CAPITAL 2008, L.P., a Delaware limited partnership (“Gold Hill”), as agent (“Agent”), and (ii) the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) and otherwise party hereto, including without limitation, Gold Hill and MASSACHUSETTS CAPITAL RESOURCE COMPANY (“MCRC”) (Gold Hill and MCRC are each, individually, a “Lender” and, collectively, the “Lenders”), and (b) EXA CORPORATION, a Delaware corporation (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Lenders, Borrower is indebted to Lenders pursuant to a loan arrangement dated as of January 28, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 28, 2011, by and among Borrower, Agent and Lenders (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement, and (b) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of January 28, 2011 by Borrower in favor of Agent and Lenders (the “IP Agreement”), together with any other collateral security granted to Lenders, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following definition appearing alphabetically in Section 13.1 thereof:

“ “Growth Capital Advance B Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) September 30, 2011 or (b) at the election of Agent, an Event of Default.”

and inserting in lieu thereof the following:

“ “Growth Capital Advance B Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) the Draw Period End Date or (b) at the election of Agent, an Event of Default.”

2	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“ “Draw Period End Date” is (a) if the First Draw Period Extension Event does not occur, November 30, 2011, (b) if the First Draw Period Extension Event Occurs, but the Second Draw Period Extension Event does not occur, January 31, 2012, and (c) if the First Draw Period Extension Event and the Second Draw Period Extension Event each occur, March 31, 2012.”

“ “First Draw Period Extension Event” is the receipt by Agent and Lenders of written notice in accordance with Section 10 of this Agreement, on or prior that date that is five (5) Business Days prior to November 30, 2011, of its intent to extend the Draw Period End Date to January 31, 2012.”

“ “Second Draw Period Extension Event” is the receipt by Agent and Lenders of written notice in accordance with Section 10 of this Agreement, on or prior that date that is five (5) Business Days prior to January 31, 2012, of its intent to extend the Draw Period End Date to March 31, 2012.”

4. CONDITION TO EFFECTIVENESS. The effectiveness of this Loan Modification Agreement is subject to the condition precedent that Lenders shall have received, in form and substance satisfactory to each Lender in its sole discretion, those certain amendments to the Warrant in the form of Exhibit A hereto.

5. LEGAL FEES AND EXPENSES. Borrower shall reimburse Agent and Lenders for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of IP Agreement, and acknowledges, confirms and agrees that, except as set forth on Schedule 1 attached hereto, the IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Agreement, and shall remain in full force and effect.

7. RATIFICATION OF PERFECTION CERTIFICATE. Except as set forth on Schedule 1 attached hereto, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of January 28, 2011 by Borrower and delivered to Agent and Lenders, and acknowledges, confirms and agrees that, except as set forth on Schedule 1 attached hereto, the disclosures and information above Borrower provided to Agent and Lenders in such Perfection Certificate have not changed, as of the date hereof.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Lenders and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Agent and/or Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent and/or Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and/or Lenders from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, each of Agent and Lenders is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Agent or Lenders to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Agent, Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Lenders in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. CONFIDENTIALITY. Agent and/or Lenders may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

13. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower, Agent and Lenders.

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Modification Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

EXA CORPORATION

By	/s/ Edmond L. Furlong
Name:	Edmond L. Furlong
Title:	COO/CFO

AGENT AND LENDERS:

GOLD HILL CAPITAL 2008, L.P., as Agent and as a Lender

By	/s/ Jeff Brown
Name:	Jeff Brown
Title:	Associate

MASSACHUSETTS CAPITAL RESOURCE COMPANY, as a Lender

By	/s/ Kenneth J. Lavery
Name:	Kenneth J. Lavery
Title:	Vice President